Exhibit  No.  1  Article  13  of  the  North  Carolina  Business Corporation Act


                           Article  13
                       Dissenters'  Rights.
Part 1. Right to Dissent and Obtain Payment for Shares. 55-13-01. Definitions. In this Article:
       (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
       (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.
       (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
       (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.
       (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
       (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
       (7) "Shareholder" means the record shareholder or the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969,
            c.  751,  s.  39;  1973,  c.  469,  ss.  36,  37;  1989,  c.
            265,  s.  1.)


  55-13-02.  Right  to  dissent.
  (a)In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the  fair  value  of  his  shares  in  the  event  of,  any  of  the following  corporate  actions:
       (1)  Consummation  of  a  plan  of  merger  to  which  the corporation  (other  than  a  parent  corporation  in  a
            merger  whose  shares  are  not  affected  under  G.S.
            55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater  than  the  cash  to  be  received  in  exchange
            for  such  shares;
       (2)  Consummation  of  a  plan  of  share  exchange  to  which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for  such  shares;
       (2a)  Consummation  of  a  plan  of  conversion  pursuant  to
            Part  2  of  Article  11A  of  this  Chapter;
       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation  other  than  as  permitted  by  G.S.
            55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant  to  a  plan  by  which  all  or  substantially
            all of the net proceeds of the sale will be distributed in cash to the shareholders within one year  after  the  date  of  sale;
       (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking  fund  for  the  redemption  or  repurchase,  of
            the  shares;  (iii)  alters  or  abolishes  a  preemptive
            right  of  the  holder  of  the  shares  to  acquire  shares or  other  securities;  (iv)  excludes  or  limits  the
            right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as  provided  in  G.S.  55-7-04;  (v)  reduces  the  number of  shares  owned  by  the  shareholder  to  a  fraction  of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi)
            changes  the  corporation  into  a  nonprofit
            corporation  or  cooperative  organization;  or
       (5)  Any  corporate  action  taken  pursuant  to  a
            shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment  for  their  shares.
  (b)  A  shareholder  entitled  to  dissent  and  obtain  payment  for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger  solely  or  partly  in  exchange  for  cash  or  other  property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
  (c)  Notwithstanding  any  other  provision  of  this  Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3)
of  subsection  (a)  of  this  section  if  the  affected  shares  are  any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting  at  which  the  plan  of  merger  or  share  exchange  or  the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:
       (1)  The  articles  of  incorporation,  bylaws,  or  a
            resolution  of  the  board  of  directors  of  the
            corporation  issuing  the  shares  provide  otherwise;
            or
       (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under  the  plan  of  merger  or  share  exchange  to
            accept  for  the  shares  anything  except:
            a.   Cash;
            b.   Shares,  or  shares  and  cash  in  lieu  of
                 fractional  shares  of  the  surviving  or
                 acquiring  corporation,  or  of  any  other
                 corporation  which,  at  the  record  date  fixed  to
                 determine  the  shareholders  entitled  to  receive
                 notice of and vote at the meeting at which the plan of merger or share exchange is to be acted  on,  were  either  listed  subject  to  notice
                 of  issuance  on  a  national  securities  exchange
                 or  designated  as  a  national  market  system
                 security  on  an  interdealer  quotation  system  by
                 the  National  Association  of  Securities
                 Dealers,  Inc.,  or  held  by  at  least  2,000
                 record  shareholders;  or
            c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision. (1925, c. 77, s. 1; c. 235; 1929,
                 c.  269;  1939,  c.  279;  1943,  c.  270;  G.S.,  ss.
                 55-26,  55-167;  1955,  c.  1371,  s.  1;  1959,  c.
                 1316,  ss.  30,  31;  1969,  c.  751,  ss.  36,  39;
                 1973,  c.  469,  ss.  36,  37;  c.  476,  s.  193;
                 1989,  c.  265,  s.  1;  1989  (Reg.  Sess.,  1990),
                 c.  1024,  s.  12.18;  1991,  c.  645,  s.  12;
                 1997-202,  s.  1;  1999-141,  s.  1;  2001-387,  s.
                 26;  2003-157,  s.  1.)

  55-13-03.  Dissent  by  nominees  and  beneficial  owners.
  (a)A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
  (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
       (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
       (2) He does so with respect to all shares of which he is the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
            1969,  c.  751,  s.  39;  1973,  c.  469,  ss.  36,  37;
            1989,  c.  265,  s.  1.)

   55-13-04 through 55-13-19. Reserved for future codification purposes.

      Part  2.  Procedure  for  Exercise  of  Dissenters'  Rights.
  55-13-20.  Notice  of  dissenters'  rights.
  (a)If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.
  (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder's shares under this Article with respect to that corporate action.
  (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.
(1925,  c.  77,  s.  1;  c.  235;  1929,  c.  269;  1939,  c.  5;  c.  279;
1943,  c.  270;  G.S.,  ss.  55-26,  55-165,  55-167;  1955,  c.  1371,  s.
1;  1969,  c.  751,  s.  39;  1973,  c.  469,  ss.  36,  37;  1989,  c.  265,
s.  1;  2002-58,  s.  2.)

  55-13-21.  Notice  of  intent  to  demand  payment.
  (a)If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
       (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated;
            and
       (2) Must not vote his shares in favor of the proposed action.
  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167;
1955,  c.  1371,  s.  1;  1969,  c.  751,  s.  39;  1973,  c.  469,  ss.  36,
37;  1989,  c.  265,  s.  1.)

  55-13-22.  Dissenters'  notice.
  (a)If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is approved at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S.
55-13-21.
  (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S.
55-13-02,  and  must:
       (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
       (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
       (3)  Supply  a  form  for  demanding  payment;
       (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and
       (5)  Be  accompanied  by  a  copy  of  this  Article.  (1925,  c.
            77,  s.  1;  1943,  c.  270;  G.S.,  s.  55-167;  1955,  c.
            1371,  s.  1;  1969,  c.  751,  s.  39;  1973,  c.  469,  ss.
            36,  37;  1989,  c.  265,  s.  1;  1997-485,  s.  4;
            2001-387,  s.  27;  2002-58,  s.  3.)

  55-13-23.  Duty  to  demand  payment.
  (a)A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.
  (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
  (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s.
55-167;  1955,  c.  1371,  s.  1;  1969,  c.  751,  s.  39;  1973,  c.  469,
ss.  36,  37;  1989,  c.  265,  s.  1.)

  55-13-24.  Share  restrictions.
  (a)The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.
  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973,
c.  469,  ss.  36,  37;  1989,  c.  265,  s.  1.)

  55-13-25.  Payment.
  (a)As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value  of  his  shares,  plus  interest  accrued  to  the  date  of payment.
  (b)  The  payment  shall  be  accompanied  by:
       (1)  The  corporation's  most  recent  available  balance
            sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim  financial  statements,  if  any;
       (2) An explanation of how the corporation estimated the fair value of the shares;
       (3)  An  explanation  of  how  the  interest  was  calculated;
       (4)  A  statement  of  the  dissenter's  right  to  demand payment  under  G.S.  55-13-28;  and
       (5)  A  copy  of  this  Article.  (1925,  c.  77,  s.  1;  1943,
            c.  270;  G.S.,  s.  55-167;  1955,  c.  1371,  s.  1;  1969,
            c.  751,  s.  39;  1973,  c.  469,  ss.  36,  37;  1989,  c.
            265,  s.  1;  c.  770,  s.  69;  1997-202,  s.  2.)

  55-13-26.  Failure  to  take  action.
  (a)If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S.
55-13-22 and repeat the payment demand procedure. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969,
c.  751,  s.  39;  1973,  c.  469,  ss.  36,  37;  1989,  c.  265,  s.  1.)

  55-13-27.  Reserved  for  future  codification  purposes.

  55-13-28.  Procedure  if  shareholder  dissatisfied  with
       corporation's  payment  or  failure  to  perform.
  (a)A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:
       (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;
       (2)  The  corporation  fails  to  make  payment  under  G.S.
            55-13-25;  or
       (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
  (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (1925, c. 77, s. 1; 1943, c.
270;  G.S.,  s.  55-167;  1955,  c.  1371,  s.  1;  1969,  c.  751,  s.  39;
1973,  c.  469,  ss.  36,  37;  1989,  c.  265,  s.  1;  1997-202,  s.  3.)

  55-13-29.  Reserved  for  future  codification  purposes.

              Part  3.  Judicial  Appraisal  of  Shares.
  55-13-30.  Court  action.
  (a)If  a  demand  for  payment  under  G.S.  55-13-28  remains unsettled,  the  dissenter  may  commence  a  proceeding  within  60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.
  (a1)Repealed  by  Session  Laws  1997-202,  s.  4.
  (b)  Reserved  for  future  codification  purposes.
  (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.
  (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.
  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation. (1925, c. 77, s. 1; 1943, c. 270; G.S., s.
55-167;  1955,  c.  1371,  s.  1;  1969,  c.  751,  s.  39;  1973,  c.  469,
ss.  36,  37;  1989,  c.  265,  s.  1;  1997-202,  s.  4;  1997-485,  ss.  5,
5.1.)

  55-13-31.  Court  costs  and  counsel  fees.
  (a)The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.
  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
       (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or
       (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.
  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (1925, c. 77, s. 1;
1943,  c.  270;  G.S.,  s.  55-167;  1955,  c.  1371,  s.  1;  1969,  c.
751,  s.  39;  1973,  c.  469,  ss.  36,  37;  1989,  c.  265,  s.  1.)